As filed with the U.S. Securities and Exchange Commission on February 17, 2011
Registration Nos. 333-55138
333-55138-01
333-55138-02

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST- EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDIACOM COMMUNICATIONS CORPORATION
MEDIACOM LLC
MEDIACOM CAPITAL CORPORATION
(Exact names of registrants as specified in their charters)

Delaware	06-1566067
New York	06-1433421
New York	06-1513997
(State or other jurisdiction	(I.R.S. Employer
of incorporation or orginization)	Identification Numbers)
100 Crystal Run Road
Middletown, New York 10941
(845) 695-2600
(Address and telephone number of registrants’ principal executive offices)
Rocco B. Commisso
Chairman and Chief Executive Officer
Mediacom Communications Corporation
100 Crystal Run Road
Middletown, New York 10941
(845) 695-2600
(Name, address and telephone number of Agent for Service)
Copy to:
Denise M. Tormey
Joseph H. Schmitt
SNR Denton US LLP
1221 Avenue of the Americas
New York, New York 10020
Telephone: (212) 768-6700
Fax: (212) 768-6800

Approximate date of commencement of proposed sale to the public: Not Applicable
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrants are large accelerated filers, accelerated filers, non-accelerated filers, or smaller reporting companies. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934:
     Mediacom Communications Corporation

☐ Large accelerated filer	☑ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)
     Mediacom LLC

☐ Large accelerated filer	☐ Accelerated filer	☑ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)
     Mediacom Capital Corporation

☐ Large accelerated filer	☐ Accelerated filer	☑ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

SIGNATURES
SIGNATURES
SIGNATURES

Deregistration of Securities
          This Post-Effective Amendment No. 1 relates to a shelf Registration Statement on Form S-3 (File Nos. 333-55138, 333-55138-01 and 333-55138-02) (the “Registration Statement”), which was originally filed by Mediacom Communications Corporation, Mediacom LLC and Mediacom Capital Corporation (collectively, the “Registrants”) on February 7, 2001 and which was declared effective by the Securities and Exchange Commission on February 13, 2001.
          The Registration Statement registered an indeterminate number of securities up to a proposed maximum aggregate offering price of $1,000,000,000, of which:
•	29,900,000 shares of Class A common stock with an aggregate offering price of $455,078,000 (including 3,900,000 shares of Class A common stock with an aggregate offering price of $59,358,000 to cover over-allotments) of such indeterminate number of securities relate to a firm-commitment offering, dated June 22, 2001 (the “Common Stock Offering”);

•	5.25% Convertible Senior Notes due 2006 with an aggregate offering price of $172,500,000 (including 5.25% Convertible Senior Notes due 2006 with an aggregate offering price of $22,500,000 to cover over-allotments) of such indeterminate number of securities relate to a firm-commitment offering, dated June 22, 2001 (the “Senior Note Offering”); and

•	an indeterminate number of securities with an aggregate offering price of $372,422,000 is deemed deregistered as the filing fee relating to such securities was used pursuant to Rule 457(p) to partially offset the filing fee of a registration statement filed by Mediacom Communications Corporation, Mediacom LLC, Mediacom Capital Corporation, Mediacom Broadband LLC and Mediacom Broadband Corporation on February 4, 2002 (File No. 333-82124).
          The underwriters did not exercise the over-allotment option for either the Common Stock Offering or the Senior Note Offering. The Registrants hereby remove from registration, by means of this Post-Effective Amendment No. 1, an indeterminate number of securities with an aggregate offering price of $81,858,000, which remained unsold at the termination of the offerings.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Middletown, state of New York, on February 17, 2011.

MEDIACOM COMMUNICATIONS CORPORATION
By:	/s/ Rocco B. Commisso
Rocco B. Commisso
Agent for Service for the Registration Statement Chairman and Chief Executive Officer of the Registrant

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Middletown, state of New York, on February 17, 2011.

MEDIACOM LLC
By:	/s/ Rocco B. Commisso
Rocco B. Commisso
Agent for Service for the Registration Statement Chairman and Chief Executive Officer of the Registrant

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Middletown, state of New York, on February 17, 2011.

MEDIACOM CAPITAL CORPORATION
By:	/s/ Rocco B. Commisso
Rocco B. Commisso
Agent for Service for the Registration Statement Chairman and Chief Executive Officer of the Registrant

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.